EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick B. Frost, Richard W. Evans, Jr. and Phillip D. Green, and each of them, his or her true and lawful attorneys-in-fact and agents, and with power of substitution and resubstitution, for him/her and in his/her name, place and stead, and in any and all capacities, to sign the Annual Report on Form 10-K of Cullen/Frost Bankers, Inc. for the fiscal year ended December 31, 2013, to sign any and all amendments thereto, and to file such Annual Report and amendments, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ RICHARD W. EVANS, JR.	Chairman of the Board and Director (Principal Executive Officer)	January 30, 2014
Richard W. Evans, Jr.

/s/ PHILLIP D. GREEN	Group Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 30, 2014
Phillip D. Green

/s/ R. DENNY ALEXANDER	Director	January 30, 2014
R. Denny Alexander

/s/ CARLOS ALVAREZ	Director	January 30, 2014
Carlos Alvarez

/s/ ROYCE S. CALDWELL	Director	January 30, 2014
Royce S. Caldwell

/s/ CRAWFORD H. EDWARDS	Director	January 30, 2014
Crawford H. Edwards

/s/ RUBEN M. ESCOBEDO	Director	January 30, 2014
Ruben M. Escobedo

/s/ PATRICK B. FROST	Director and President of Frost Bank	January 30, 2014
Patrick B. Frost

/s/ DAVID J. HAEMISEGGER	Director	January 30, 2014
David J. Haemisegger

/s/ KAREN E. JENNINGS	Director	January 30, 2014
Karen E. Jennings

/s/ RICHARD M. KLEBERG, III	Director	January 30, 2014
Richard M. Kleberg, III

/s/ CHARLES W. MATTHEWS	Director	January 30, 2014
Charles W. Matthews

/s/ IDA CLEMENT STEEN	Director	January 30, 2014
Ida Clement Steen

/s/ HORACE WILKINS, JR	Director	January 30, 2014
Horace Wilkins, Jr.